================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           NTN COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           NTN COMMUNICATIONS, INC.
                              5966 La Place Court
                          Carlsbad, California  92008
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 3, 1997
                              --------------------


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of NTN Communications, Inc. will be held in the Theatre Room of La Costa Resort, Costa Del Mar Road, Carlsbad, California, on November 3, 1997, at 10:00 A.M., local time, for the following purposes, as more fully described in the attached Proxy Statement:


     1.   To elect three directors to the Board of Directors; and

     2. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on September 12, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign, and return the enclosed proxy in the accompanying envelope. The prompt return of your proxy will help to save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                    By Order of the Board of Directors



                                    Laura J. Kass
                                    Secretary

Carlsbad, California
September 24, 1997

                            NTN COMMUNICATIONS, INC.
                              5966 La Place Court
                          Carlsbad, California  92008
                              --------------------

                                PROXY STATEMENT

                   ANNUAL MEETING TO BE HELD NOVEMBER 3, 1997
                              --------------------


                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors (sometimes hereinafter referred to as the "Board") of NTN Communications, Inc. ("NTN") for use at the annual meeting of stockholders to be held November 3, 1997, and at any adjournment or postponement thereof (the "Annual Meeting"). The accompanying proxy names Gerald Sokol, Jr. and Laura Kass, and each of them, as proxies for purposes of the Annual Meeting.

     All shares of common stock of NTN represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders as provided therein. If no direction is given in the proxy, it will be voted "FOR" the election as directors of the nominees named herein. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

     The proxy may be revoked at any time before it has been exercised by giving written notice of revocation to the Secretary of the NTN, by executing and delivering to the Secretary a proxy dated as of a later date than the accompanying proxy, or by attending the Annual Meeting and voting in person.

     This Proxy Statement, together with the accompanying proxy, is first being mailed to stockholders on or about September 26, 1997.

                               VOTING SECURITIES

     NTN has one class of voting stock outstanding, designated common stock, $.005 par value ("Common Stock"). Each share of Common Stock is entitled to one vote for each director to be elected at the Annual Meeting. Only holders of record of Common Stock at the close of business on September 12, 1997 are entitled to notice of and to vote at the Annual Meeting. There were 23,672,001 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, at the Annual Meeting of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. Pursuant to Delaware law, shares represented at the Annual Meeting by proxies that reflect abstentions or so-called broker non-votes will be counted for purposes of determining the presence of a quorum.


                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of NTN provide that the Board of Directors is to consist of not less than five nor more than thirteen directors, with the exact number of directors within such range to be determined by the Board of Directors. In August 1997, three directors -- Patrick J. Downs, Daniel C. Downs and Alan P. Magerman -- resigned from the Board of Directors, leaving four remaining directors. In connection with these resignations, the Board of Directors resolved to reduce the authorized number of directors from seven to five and appointed Esther L. Rodriguez to fill the vacancy on the Board. At present, therefore, there are five authorized directors.

     The Bylaws of NTN provide that the Board is to be classified, with respect to the time for which the Directors hold office, into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting are to be elected to hold office for a term of three years.

     The Board of Directors has selected the following nominees for election as directors of the class of directors to be elected at the Annual Meeting. The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as class directors. As indicated in the table below, if elected, Messrs. Frazier and Sokol will hold office until the annual meeting of stockholders in 2000 and Mr. Bennett will hold office until the annual meeting in 1998, in each case until their respective successors are duly elected and qualified.

                                                                                  New Term
     Name              Age           Position Held           Director Since       to Expire
     ----              ---           -------------           --------------       ---------
Edward C. Frazier       44       Chairman of the Board of         1996              2000
                                 Directors

Gerald Sokol, Jr.       34       Director, President and          1997              2000
                                 Chief Financial Officer

Robert M. Bennett       70       Director                         1996              1998

     The nominees have indicated a willingness to serve as directors. If any of them should decline or be unable to act as a director, however, the proxy holders will vote for the election of another person as the Board of Directors recommends.

     Nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED. PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IF NO DIRECTION IS GIVEN IN THE PROXIES.

                               BOARD OF DIRECTORS

DIRECTORS

     The following table lists the names of the directors of NTN, along with their respective ages, positions, and offices held with NTN and terms of office as director, the periods they have served as such, and the year their current term will expire:

                                                                                Current
                                                                     Director    Term
         Name             Age          Position(s) Held               Since     Expires
         ----             ---          ----------------              --------   -------
Edward C. Frazier(1)       44      Chairman of the Board of            1996       1997
                                   Directors and Interim Chief
                                   Executive Officer

Gerald Sokol, Jr.          34      Director, President and Chief       1997       1997
                                   Financial Officer

Robert M. Bennett(1)       70      Director                            1996       1997

Donald C. Klosterman       67      Director                            1985       1999

Esther L. Rodriguez        55      Director                            1997       1998

______________

(1)  Member of the Audit Committee and Compensation Committee.

     The following biographical information is furnished with respect to the directors of NTN:

     EDWARD C. FRAZIER has been a director since August 1996 and Chairman of the Board since March 1997. In March 1997, in connection with the previously announced reorganization of NTN's executive management personnel, Mr. Frazier agreed on an interim basis to assume the further responsibilities of Chief Executive Officer of NTN. From 1989 until 1996, Mr. Frazier was the President and Chief Executive Officer of Liberty Sports. In August 1996, Mr. Frazier founded Frazier/King Media Holding Co., a private media property holding company and consulting firm.

     GERALD SOKOL, JR. joined NTN in July 1996 as Chief Financial Officer and was appointed Chief Operating Officer in November 1996 and President in February 1997. In April 1997, he was appointed to the Board of Directors. Prior to joining NTN, Mr. Sokol served as Vice President of Finance and Treasurer of Tele-Communications, Inc. He had been with Tele-Communications, Inc. since 1987.

     ROBERT M. BENNETT has been a director since August 1996. From 1989 to the present, Mr. Bennett has been the President of Trans Atlantic Entertainment, a film distribution company. Prior to 1989, Mr. Bennett was the President of Metromedia Broadcasting, a division of Metromedia, Inc.

     DONALD C. KLOSTERMAN has been a director of NTN (or its predecessor) since 1983 and served as Chairman of the Board from 1985 to April 1, 1994. From 1982 to March 1997, Mr. Klosterman also has acted as a consultant to NTN. Mr. Klosterman currently serves as the President of Pacific Casino Management, Inglewood, California, and served as Vice President and General Manager of the Los Angeles Express football team of the U.S.F.L until the summer of 1985. Mr. Klosterman also serves as a director of Aldila Shaft Manufacturer, a manufacturer of premium golf shafts.

     ESTHER L. RODRIGUEZ was appointed as a director of NTN in September 1997. She retired as a Vice President of Next Level Systems, Inc. (formerly General Instrument), a leading telecommunications company, in November 1996 after having served in various executive capacities since joining General Instrument in 1987. For the two years prior to her retirement, Ms. Rodriguez served as head of worldwide business development and sales teams for private commercial business and educational network systems. Following her retirement, she founded and has served as Chief Executive Officer of Rodriguez Consulting Group, a management consulting firm. Ms. Rodriguez has over 25 years' experience in general management, business development and marketing, including 17 years' experience in worldwide telecommunications.

MEETINGS AND ORGANIZATION

     The business affairs of NTN are managed by and under the direction of the Board of Directors. During the fiscal year ended December 31, 1996 the Board met on five occasions. Each director attended at least 75% of the meetings of the Board and of each Committee of the Board on which he served.

     The Board has standing Audit and Compensation Committees. Edward C. Frazier and Robert M. Bennett were appointed as the members of both committees after becoming directors in August 1996.

     The primary functions of the Audit Committee are to periodically review NTN's accounting and financial reporting and control policies and procedures, to recommend to the Board the firm of certified public accountants to be retained as NTN's independent auditors, and to review NTN policies and procedures relating to business conduct and conflicts of interest. The Audit Committee met on at least one occasion in 1996.

     The primary functions of the Compensation Committee are to review and advise the Board on salaries, bonuses, and other executive compensation matters. The Compensation Committee met one time in 1996.

BOARD NOMINATIONS

     The Board has no standing Nominating Committee. The Board in its entirety acts upon matters that would otherwise be the responsibility of such a committee. The Board will consider as prospective nominees for election as directors persons recommended by NTN's stockholders. Any such recommendations should be in writing and should be mailed or delivered to NTN, marked for the attention of the Secretary of NTN, on or before the date for timely submission of stockholder proposals. See "Stockholder Proposals for 1998 Annual Meeting."

                               EXECUTIVE OFFICERS

     The following table lists the names of the executive officers of NTN, along with their respective ages, positions, and offices held with NTN:

       Name                 Age             Position(s) Held
       ----                 ---             ----------------
     Edward C. Frazier       44      Chairman of the Board of Directors
     Gerald Sokol, Jr.       34      President and Chief Financial Officer
     Geoffrey D. Labat       37      Chief Operating Officer


     See "Board of Directors" for the biographies of NTN's executive officers who also serve as directors. The following biographical information is furnished with respect to the other executive officers of NTN:

     GEOFFREY D. LABAT has served as Chief Operating Officer since September 5, 1997. Prior to joining NTN as Chief Technology Officer in May 1997, from July 1995 to May 1997, Mr. Labat served as Regional Director, Engineering/Operations of GST Telecommunications, a public competitive local exchange telecommunications of GST Telecommunications, public competitive local exchange telecommunications carrier, deploying fiber optic communication networks in the southwest United States. From December 1992 to June 1995, Mr. Labat was Director of Telecommunications for Autotote Corporation, a provider of wagering systems, wagering facility management, lottery systems and satellite television broadcast services. Mr. Labat is a 19-year veteran of the telecommunications/broadcast television industry, experienced in the design, implementation, and management of telecommunications/broadcast networks worldwide.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows the compensation paid or accrued as of each of the last three fiscal years to the Chief Executive Officer of NTN and to the four most highly compensated executive officers of NTN who were serving in such capacities at December 31, 1996 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                       Compensation
                                                    Annual Compensation                   Awards
                                       ---------------------------------------------   ------------
                                                                                        Securities
                                                                      Other Annual      Underlying
Name and Principal Position            Year    Salary(1)     Bonus    Compensation       Options
------------------------------------   ----   ------------   -----   ---------------   ------------
Gerald Sokol, Jr.(3)................   1996    $ 87,423      $  --       $164,480(4)        875,000
  Chief Operating Officer and
  Chief Financial Officer

Patrick J. Downs(2).................   1996    $192,885      $  --       $930,879(5)        200,000
  Chief Executive Officer              1995     192,044         --             --           200,000
                                       1994     169,950         --             --           200,000

Daniel C. Downs(2)..................   1996    $192,885      $  --       $629,141(5)        200,000
  President                            1995     192,044         --             --           200,000
                                       1994     169,950         --             --           200,000

Gerald P. McLaughlin(2).............   1996    $186,100      $  --       $492,690(5)         25,000
  Senior Vice President - Systems      1995     184,333         --             --            75,000
                                       1994     163,126         --             --            75,000

Ronald E. Hogan(2)..................   1996    $151,617      $  --       $445,384(5)         20,000
  Senior Vice President -              1995     150,177         --             --            50,000
  Administration                       1994     132,900         --             --            75,000

_________________

(1) Includes amounts, if any, deferred under NTN's 401(k) Plan and Deferred Compensation Plan.
(2) In March 1997, NTN announced a reorganization of its executive management personnel in which Patrick J. Downs resigned as Chairman of the Board and Chief Executive Officer of NTN and Daniel C. Downs resigned as NTN's President. In connection with the reorganization, Ronald E. Hogan resigned as Senior Vice President and Gerald P. McLaughlin, formerly Executive Vice President of NTN, was terminated.
(3) Mr. Sokol joined NTN in July 1996.  No data is available for prior years.
(4) Represents a $150,000 advance made to Mr. Sokol in August 1996, which in accordance with its terms was forgiven in March 1997, and moving expenses paid or reimbursed by NTN in connection with Mr. Sokol's joining NTN. See "Certain Transactions -- Loans to Officers and Directors."
(5) In March 1997, NTN entered into separate Resignation and General Release Agreements (the "Resignation Agreements") with each of the Named Executive Officers indicated for the purpose of settling their prior employment agreements and other contracts and arrangements with NTN. See "Certain Transactions -- Termination of Employment and Change in Control Arrangements." Each of the former Named Executive Officers was indebted to NTN for prior loans extended to them by NTN in the amounts shown in the table. In accordance with the original terms of the loans, pursuant to the Resignation Agreements NTN agreed to cancel such indebtedness as of December 31, 1996. Pursuant to the Resignation Agreements, each of the former executives agreed to enter into Consulting Agreements with NTN, in consideration of which NTN agreed to honor certain provisions of the prior employment agreements of the Named Executive Officers which called for NTN's payment of the former Named Executive Officers' annual salaries for the remaining terms of such employment agreements. These payments, along with payments for accrued vacation and certain other amounts which NTN paid or has agreed to pay to the former Named Executive Officers, will be reported as required in future reports of NTN relating to the periods for which such payments are made.


STOCK OPTION GRANTS

     The following table contains information concerning grants of stock options during fiscal 1996 with respect to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                               Annual Rates of
                                                                                                 Stock Price
                                                                                                Appreciation
                                   Individual Grants                                         For Option Term(1)
----------------------------------------------------------------------------------------   -----------------------
                                                  % of Total
                          Number of Shares      Options Granted
                             Underlying          to Employees      Exercise   Expiration
Name                      Options Granted       In Fiscal Year      Price        Date         5%           10%
----                      ----------------      ---------------    --------   ----------   --------    ----------
Gerald Sokol, Jr.......        78,740(2)               2.8%           $2.81     07/16/06   $139,149    $  352,631
                              221,260(3)               7.9%            2.81     08/15/06    391,009       990,894
                              400,000(4)              14.3%            2.81     08/15/06    706,878     1,791,367
                              175,000(5)               6.2%            2.81     11/03/06    309,259       783,723
Patrick J. Downs.......       200,000(6)               7.2%            3.50     11/03/06    440,226     1,115,620
Daniel C. Downs........       200,000(6)               7.2%            3.50     11/03/06    440,226     1,115,620
Gerald P. McLaughlin...        25,000(7)               0.9%            3.50     11/03/06     55,028       139,452
Ronald E. Hogan........        20,000(8)               0.7%            3.50     11/03/06     44,023       111,562

________________________

(1) The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent management's estimate or projection of future value of the Common Stock.
(2) Represents an option granted under NTN's 1995 Option Plan. The option was immediately exercisable upon grant as to 19,685 shares covered thereby and was to become exercisable as to the balance of the covered shares in three installments of 19,685 shares each on the first, second, and third anniversaries of the date of the grant, subject to acceleration in the event of a "Change of Control Event" (as defined). Such a Change of Control Event occurred in March 1997 as a consequence of the reorganization of NTN's management, and the option shown became vested and exercisable in full as of that time. The original exercise price of the option of $5.00 per share was reduced in May 1997 to the exercise price shown. See "Certain Transactions-- Employment Agreements."
(3) Represents an option granted under NTN's 1995 Option Plan. The option was immediately exercisable upon grant as to 80,315 shares covered thereby and was to become exercisable as to the balance of 140,945 covered shares in three equal installments on each of the first, second, and third anniversaries of the date of the grant, subject to acceleration in the event of a "Change of Control Event" (as defined). Such a Change of Control Event occurred in March 1997 as a consequence of the reorganization of NTN's management, and the option shown became vested and exercisable in full as of that time. The original exercise price of the option of $5.00 per share was reduced in May 1997 to the exercise price shown.
(4) Represents a special option which is to become exercisable only if the closing price of the Common Stock is at least $11 per share for more than ten consecutive days prior to August 15, 1998, subject to acceleration in the event of a "Change of Control Event" (as defined). Such a Change of Control Event occurred in March 1997 as a consequence of the reorganization of NTN's management, and the option shown became vested and exercisable in full as of that time. The original exercise price of the option of $5.00 per share was reduced in May 1997 to the exercise price shown.
(5) Represents an option granted under NTN's 1995 Option Plan which is to become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant only in the event NTN meets its 1997 operating budget, subject to acceleration in the event of a "Change in Control Event" (as defined). If NTN does not meet its operating budget for 1997, the options then become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant only in the event NTN meets its 1998 operating budget, subject to acceleration in the event of a Change in Control Event. The original exercise price of the option of $3.50 per share was reduced in May 1997 to the exercise price shown.
(6) Represents options granted under NTN's 1995 Plan which were immediately exercisable upon grant.
(7) Represents options granted under NTN's 1995 Plan which became exercisable in March 1997.
(8) These options were cancelled in March 1997 in connection with Mr. Hogan's resignation from NTN.

STOCK OPTION EXERCISES AND OPTION VALUES

     The following table contains information concerning stock options unexercised at the end of fiscal 1996 with respect to the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Securities
                                                                Underlying                   Value of Unexercised
                                                          Unexercised Options At             In-the-Money Options
                                                              Fiscal Year-End               at Fiscal Year-End (1)
                          Shares Acquired    Value     -----------------------------     ----------------------------
         Name               On Exercise     Realized    Exercisable  Unexercisable        Exercisable   Unexercisable
        -----             ---------------   --------   -----------------------------     ------------   -------------
Gerald Sokol, Jr.......            --             --        100,000       775,000          $100,250       776,938(2)
Patrick J. Downs.......            --             --        750,000            --(3)        146,875             *
Daniel C. Downs........            --             --        750,000            --(4)        146,875             *
Gerald P. McLaughlin...         1,070        $   869        250,000            --(5)              *             *
Ronald E. Hogan........        15,577         12,656        413,000            --(6)        175,313             *

________________
(1) Represents the amount by which the aggregate market price on December 31, 1996 of the shares of Common Stock subject to such options exceeded the respective exercise prices of such options. An asterisk denotes that the respective exercise prices of the options shown exceeded the market price of the underlying shares of Common Stock at December 31, 1996.
(2) Based on the exercise price of the options as amended in May 1997. See "Certain Transactions -- Employment Agreements."
(3) The options shown do not include options to purchase 634,000 shares of Common Stock of NTN which Patrick J. Downs surrendered to NTN for cancellation effective December 31, 1996.
(4) The options shown do not include options to purchase 684,000 shares of Common Stock of NTN which Daniel C. Downs surrendered to NTN for cancellation effective December 31, 1996.
(5) The options shown do not include options to purchase 200,000 shares of Common Stock of NTN which Gerald P. McLaughlin surrendered to NTN for cancellation effective December 31, 1996.

(6) The options shown do not include options to purchase 245,000 shares of Common Stock of NTN which Ronald E. Hogan surrendered to NTN for cancellation effective December 31, 1996.

DIRECTOR COMPENSATION

    Directors currently receive cash compensation of $2,000 per month for their services as directors. Directors also are eligible for the grant of options or warrants to purchase Common Stock from time to time for services in their capacity as directors.

    Upon joining the Board in August 1996, Messrs. Bennett and Frazier were granted options to purchase 100,000 shares of Common Stock each at an exercise price of $5.00 per share. The options became vested and exercisable as to one-third of the shares covered thereby on the first anniversary of grant date and will become vested and exercisable as to the balance of the covered shares in two equal installments on the second and third anniversaries of the grant date, subject to Messrs. Bennett and Frazier remaining as directors. The options were amended in May 1997 to reduce their exercise prices to $2.81 per share and to provide for immediate vesting and exercisability in the event of a "Change of Control Event" (as defined).

    Upon joining the Board in September 1997, Ms. Rodriguez was granted options to purchase 100,000 shares of Common Stock at an exercise price of $2.56 per share. Ms. Rodriguez's options will become vested and exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to Ms. Rodriguez remaining as a director. The options provide for immediate vesting in full in the event of a "Change of Control Event" (as defined).

EMPLOYMENT AGREEMENTS

    In May 1997, NTN entered into a written Employment Agreement with Gerald Sokol, Jr. memorializing the terms on which Mr. Sokol would serve as President and Chief Operating Officer of NTN for a period of three years ending May 15, 2000. Under the Employment Agreement, Mr. Sokol is to receive an annual salary of $250,000, which will increase by 5% (plus any increase in the consumer price index) during each of the second and third years of the term of employment. Mr. Sokol also is entitled to an annual bonus based on NTN's "Operating Cash Flow" (as defined) as follows: 2.5% of the first $5,000,000 of Operating Cash Flow; 1.5% of any Operating Cash Flow in excess of $5,000,000 and up to $10,000,000; and 1% of any Operating Cash Flow in excess of $10,000,000. NTN also has agreed pursuant to the Employment Agreement to provide Mr. Sokol and his dependents certain medical insurance and to purchase $1,000,000 of life insurance ($2,000,000 in the event of accidental death or dismemberment) on Mr. Sokol payable to his beneficiaries.

    Mr. Sokol's Employment Agreement may be terminated by NTN in the event of his disability, in which event Mr. Sokol or his representatives will be entitled to be paid severance in an amount equal to 75% of his compensation (including the annual bonus calculated as described above) for the remainder of the term of the Employment Agreement. The Employment Agreement also may be terminated by NTN in the event of Mr. Sokol's personal dishonesty, willful misconduct or breach of fiduciary duty, or if he breaches the Employment Agreement and fails to cure the breach within 30 days. In the event NTN terminates the Employment Agreement without cause, attempts to reassume Mr. Sokol's duties or to change his duties without cause, Mr. Sokol will be entitled to a liquidated amount equal to his entire compensation under the Employment Agreement for the remainder of its term.

    Mr. Sokol may terminate the Employment Agreement at any time after one year on three months' notice to NTN and at any time following a "Change of Control Event" (as defined). In the event Mr. Sokol or NTN terminates Mr. Sokol's employment following a Change of Control Event, he will be entitled to receive severance in an amount equal to one year's salary plus a prorated portion of the annual bonus called for under the Employment Agreement.

    In connection with his agreeing to join NTN as its Chief Financial Officer, in August 1996 Mr. Sokol was granted various options to purchase an aggregate of up to 200,000 shares of Common Stock. See "Executive Compensation -- Stock Option Grants." All of these options, as well as additional options held by Mr. Sokol to purchase an aggregate of 675,000 shares of Common Stock, were amended in May 1997 to reduce the respective exercise prices of the options to $2.81 per share. In February 1997, Mr. Sokol was granted additional options to purchase 600,000 shares of Common Stock at an exercise price of $2.81 per share.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

    In March 1997, following an internal review by NTN's independent directors acting with advice of separate counsel to the independent directors, NTN agreed with Patrick J. Downs, Daniel C. Downs, Gerald P. McLaughlin, and Ronald E. Hogan that each officer would resign or be terminated. Pursuant to Resignation Agreements between each former officer and NTN, the existing employment agreements of the former officers were terminated and each former officer entered into Consulting Agreements with NTN, under which each former officer agreed to consult with NTN on such matters as it may request from time to time. The three-year terms of the Consulting Agreements coincide with the remaining terms of the prior employment agreements.

    Pursuant to the Resignation Agreements, NTN agreed to honor certain provisions of the prior employment agreements of the former officers which called for payment of the former officers' annual salaries for the remaining terms of such employment agreements and to pay the former officers all deferred compensation and accrued vacation accumulated by them through December 31, 1996. The former officers relinquished any right under the prior employment agreements to certain bonuses based on future performance of NTN and surrendered to NTN for cancellation certain options held by them to purchase an aggregate of 1,763,000 shares of Common Stock. The Resignation Agreements also contain mutual, general releases between NTN and each of the former officers with respect to their prior employment and other relations between the parties.

    Patrick J. Downs, Daniel C. Downs, Gerald P. McLaughlin, and Ronald E. Hogan will receive under their Consulting Agreements the sum of $746,160, $746,160, $812,887, and $583,492, respectively. The resigning officers also will continue to receive medical benefits and life insurance paid for by NTN and, for 36 months, Patrick J. Downs, Daniel C. Downs and Gerald P. McLaughlin will continue to receive a monthly car allowance.

    In connection with the Consulting Agreements, NTN also agreed to extend the expiration dates of certain options and warrants held by the former officers and, with respect to Patrick J. Downs and Daniel C. Downs, to waive provisions of their respective stock options which required the exercise of certain options within a specified period of time following termination. Using the 5% and 10% assumed rates of appreciation prescribed by the rules and regulations of the Securities and Exchange Commission, the potential realizable value to the former officers of these option and warrant extensions and waivers is as follows:
Patrick J. Downs -- $850,670 and $2,076,507, respectively; Daniel C. Downs -- $931,443 and $2,259,752, respectively; Gerald P. McLaughlin -- $392,543 and $947,099, respectively; and Ronald E. Hogan -- $527,940 and $1,231,620,
respectively.

    In connection with the management reorganization, NTN agreed to the vesting of certain options held by Mr. McLaughlin to purchase 100,000 shares and issued to Mr. McLaughlin a fully vested option to purchase 150,000 shares of Common Stock of NTN. NTN also paid Alan P. Magerman, a Director of NTN an aggregate of $225,000 and purchased from Mr. Magerman for a price of $81,250 certain warrants to purchase 325,000 shares of Common Stock held by Mr. Magerman.

    As previously reported, each of the former officers was indebted to NTN for certain prior loans extended to them by NTN, which by their terms were cancelable under certain circumstances in the event of termination of the officers' employment. As a result, the management reorganization triggered the cancellation of indebtedness of Patrick J. Downs, Daniel C. Downs, Gerald P. McLaughlin, and Ronald E. Hogan to NTN in the amounts of $930,879, $629,141, $492,690 and $445,384 respectively.

BOARD COMPENSATION REPORT


Executive Compensation Policy
-----------------------------

    During 1996, the Board of Directors as a whole acted on matters of executive compensation and makes the following Report:

    NTN's executive compensation policy is intended to foster job satisfaction and encourage continuous service by NTN's executive officers by providing reasonable short-term cash compensation and long-term stock-based incentives. NTN's policies apply equally to its Chief Executive Officer and other executives. For 1996, NTN made several changes to its executive compensation policy as described below:

    . In connection with the reorganization of its management in early 1997, NTN discontinued its prior profit-sharing program, which provided for NTN's establishment of an annual profit-sharing pool based on the achievement of certain specified pre-tax income levels to be allocated among NTN's executive officers and other employees. NTN consistently failed to achieve the specified income levels and, thus, the Plan was not affording incentives to executive officers or other employees. The Board may in the future consider the establishment of an alternative cash bonus plan or program for executive officers based on NTN's results of operations, but it has no present plan to do so.

    . For 1996, the Board also terminated its Performance Associated Senior Executive Retirement Plan, and NTN currently maintains no retirement plan for executive officers or other employees.

    . NTN has established a 401(k) Plan and nonqualified Deferred Compensation Plan for executive officers and other eligible employees under which participants may elect to defer current compensation, subject to applicable limitations. NTN may, in the Board's discretion, make annual contributions to the 401(k) Plan, subject to applicable limitations, but it has never made any such contributions and the Board anticipates that it will not do so until NTN achieves consistent, profitable operations.

    . Short-term cash compensation to executives for 1996 consists primarily of salaries payable to executives, subject to any written employment agreement between NTN and any executive.

    . In August 1996, NTN hired Gerald Sokol, Jr. as Chief Financial Officer, and he was appointed Chief Operating Officer in November 1996. He has since been appointed President and has relinquished his office as Chief Operating Officer. In connection with Mr. Sokol's employment, NTN entered into a written Employment Agreement with Mr. Sokol, the terms of which are described elsewhere in this Proxy Statement. The terms of Mr. Sokol's employment, which provides for an annual salary and an annual cash bonus based on the results of operations of NTN, as well as the grant of certain stock options also described elsewhere in this Report, were determined by arm's-length negotiations between NTN and Mr. Sokol. Among the criteria the Board considered in approving the terms of Mr. Sokol's Employment Agreement were the compensation then being paid to NTN's other executive officers, Mr. Sokol's prior compensation as Treasurer of Tele-Communications, Inc., and the scope of Mr. Sokol's responsibilities at NTN. As part of Mr. Sokol's compensation package, the Board authorized a $150,000 advance to Mr. Sokol described elsewhere in the Proxy Statement for his use in purchasing a residence in California. The Board considered the advance necessary and appropriate, in light of California's high cost of housing, to persuade Mr. Sokol to relocate from Colorado.

    . Equity compensation, in the form of stock options and stock purchase warrants, constitute the principal element of long-term compensation for NTN's executive officers. The grant of stock options and warrants increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. Attaching vesting requirements to stock options and warrants also creates an incentive for executive officers to remain with NTN for the long term. In appropriate circumstances, the Board also will consider repricing previously granted stock options if necessary so that the options continue to afford realistic incentives to executives.

    . Compensation to NTN's executive officers is subject to a $1 million compensation deduction cap pursuant to Section 162(m) of the Internal Revenue Code, as amended. In 1996, no executive officer received aggregate compensation of $1 million or more. However, the Board is aware that the grant of stock options and stock purchase warrants to the executive officers may subject NTN to the deduction cap in subsequent years. With respect to incentive stock options, the Board does not anticipate NTN taking a deduction in the absence of a disqualifying disposition by an executive officer. With respect to nonqualified options and warrants, the Board is aware that any deduction that NTN may have at the time of exercise will be subject to the $1 million cap. The Board does not anticipate that the compensation deduction cap will significantly affect its executive compensation policies.

Chief Executive Officer Compensation
------------------------------------

    As indicated above, subject to any written employment agreement, the factors and criteria upon which the compensation of NTN's Chief Executive Officer is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of the Company.

    EDWARD C. FRAZIER                  ROBERT M. BENNETT
    GERALD SOKOL, JR.                  DONALD C. KLOSTERMAN
                                       ESTHER L. RODRIGUEZ


     Notwithstanding anything to the contrary set forth in any of NTN's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement in whole or in part, the foregoing Board Compensation Report and the following Performance Graph shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total returns for NTN, the American Stock Exchange Index, and an NTN-constructed Industry Index for 1996 ("Industry Index"). The Industry Index consists of all companies (i) that are listed in the same industry group as NTN in the Media General Industry Group Stock Index, and (ii) whose securities have been registered under Section 12 of the Exchange Act during the period covered by the performance graph.

     The companies contained in the Industry Index are as follows:

      Adelphia Communication A
      Advanced Radio Telecom
      American Telecasting Inc.
      Ascent Entertain Gr Inc.
      Cablevision Systems Cl A
      CAI Wireless Systems Inc.
      Cellularvision USA Inc.
      Century Communications
      Comcast UK Cable Prt Ltd
      Cox Communications Inc.
      Digitale Telekabl Ag Adr
      General Cable PLC ADR
      Heartland Wireless Comm
      Internat Fibercom Inc.
      Jones Intercable Inc. A
      Jones Intercable Invest.
      Lodgenet Entertainment
      Matv-Cable Sys Media

      Multicanal Participacoes
      National Wireless Hldgs
      Network Event Theater
      NTL Inc.
      NTN Canada Inc.
      On Command Corporation
      Peoples Choice TV Corp.
      TCA Cable TV Inc.
      TCA Satellite Ent Inc. A
      Tel-Com Wireless Cable
      Tele-Comm Inc. A Liberty
      Tele-Comm Comm. PLC ADR
      Tescorp Inc.
      TV Filme Inc.
      United Internat Hldg CLA
      United Video Satl Grp A
      Wireless One Inc.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
      AMONG NTN COMMUNICATIONS, INC., AMEX MARKET INDEX AND SIC CODE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                             NTN
Measurement Period           COMMUNICATIONS INDUSTRY      BROAD
(Fiscal Year Covered)        INC            INDEX         MARKET
-------------------          ----------     ---------     ----------
1991                         $100           $100         $100
1992                         $158.00        $121.83      $101.37
1993                         $320.00        $170.65      $120.44
1994                         $192.00        $123.72      $106.39
1995                         $144.00        $142.83      $137.13
1996                         $122.00        $116.11      $144.70


        The graph assumes that the value of the investment in NTN's Common Stock, the AMEX Market Index and the Industry Index of companies each was $100 on January 1, 1992 and that all dividends were reinvested.

             BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION

        All compensation determinations for 1996 for NTN's executives were made by the Board of Directors of NTN as a whole upon the advice of the Compensation Committee of the Board. None of the directors or executive officers of NTN has served on the Board of Directors or the compensation committee of any other company or entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Board.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of September 5, 1997 the number and percentage ownership of Common Stock by (i) all persons known to NTN to own beneficially more than 5% of the outstanding shares of Common Stock based upon reports filed by each such person with the Commission, (ii) each director of NTN, (iii) each of the Named Executive Officers, and (iv) all of the executive officers and directors of NTN as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of Common Stock shown. An asterisk denotes beneficial ownership of less than 1%.

                                                    Number of Shares        Percent of
                     Name                          Beneficially Owned     Common Stock(1)
                     ----                          ------------------     ------------
Edward C. Frazier.............................           525,833(2)            2.2%
Gerald Sokol, Jr..............................         1,030,000(3)            4.2%
Daniel C. Downs(4)............................           928,294(5)            4.0%
Patrick J. Downs(4)...........................           887,819(6)            3.6%
Donald C. Klosterman..........................           687,749(7)            2.8%
Robert M. Bennett.............................           103,333(8)              *
Esther L. Rodriguez...........................             1,000(9)              *
Ronald E. Hogan(4)............................           592,047(10)           2.4%
Gerald P. McLaughlin(4).......................           297,462(11)           1.2%
All executive officers and directors of the
 Company as a group (six persons).............         2,347,915(12)           9.0%

_______________

(1) Included as outstanding for purposes of this calculation are 23,672,001 shares of Common Stock (the amount outstanding as of September 5, 1997) plus, in the case of each particular holder, the shares of Common Stock subject to currently exercisable options, warrants or other instruments exercisable for or convertible into shares of Common Stock (including such instruments exercisable within 60 days after August 21, 1997) held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.
(2) Includes 33,333 shares subject to currently exercisable options and 82,500 shares subject to currently exercisable warrants held by Mr. Frazier. Also includes 400,000 shares subject to currently exercisable warrants held by Frazier/King Media Holding Co., of which Mr. Frazier is a principal. As a principal of Frazier/King Media Holding Co., Mr. Frazier shares voting and investment power with respect to such warrant shares with Jeffrey Joe King, the other principal of Frazier/King Media Holding Co.
(3) Includes 1,000,000 shares subject to currently exercisable options held by Mr. Sokol.
(4) Patrick J. Downs, Daniel C. Downs, Ronald E. Hogan, and Gerald P. McLaughlin are no longer directors or officers of NTN.
(5) Includes 350,000 shares subject to currently exercisable warrants and 400,000 shares subject to currently exercisable options held by Mr. Downs.

(6) Includes 350,000 shares subject to currently exercisable warrants and 400,000 shares subject to currently exercisable options held by Mr. Downs.
(7) Includes 200,000 shares subject to currently exercisable warrants and 150,000 shares subject to currently exercisable options held by Mr. Klosterman.
(8) Includes 33,333 shares subject to currently exercisable options held by Mr. Bennett.
(9) The shares shown are owned of record by The Rodriguez Family Trust, of which Ms. Rodriguez is a co-trustee with members of her immediate family. As co-trustee, Ms. Rodriguez shares voting and investment power with respect to the shares.
(10) Includes 200,000 shares subject to currently exercisable warrants and 213,000 shares subject to currently exercisable options held by Mr. Hogan.
(11) Includes 200,000 shares subject to currently exercisable options owned by Mr. McLaughlin.
(12) Includes 600,000 shares subject to currently exercisable warrants and 1,299,167 shares subject to currently exercisable options held by executive officers and directors, including those described in the above notes.

                              CERTAIN TRANSACTIONS

LOANS TO OFFICERS AND DIRECTORS

        Loans to Certain Directors and Former Officers

        As previously reported, as of the beginning of fiscal 1996, NTN had outstanding loans to a director and certain of its officers, including an aggregate of $174,927 principal amount of loans made during fiscal 1996. The loans represent withholding amounts paid by NTN on behalf of the director and officers to taxing authorities in order to obtain a tax deduction for federal and state income tax purposes relating to compensation to the director and officers for prior years. The loans were evidenced by individual promissory notes in favor of NTN which bore interest at annual rates of between 6% and 8%, were unsecured and were due on demand.

        In April 1996, NTN restructured the outstanding loans to the director and officers. Pursuant to the restructuring, each director and officer executed a three-year promissory note in favor of NTN in a principal amount equal to the aggregate outstanding principal balance and accrued interest on the loans as follows: Donald C. Klosterman -$1,179,043; Patrick J. Downs - $680,429; Daniel
C. Downs - $629,141; Gerald P. McLaughlin - $492,691; Ronald E. Hogan - $445,384; and Robert Klosterman -$237,383. The terms of the notes were as follows: 10% of the principal amount was due at the end of 12 months from the date of the note; an additional 30% of the principal amount was due at the end of 24 months; and the balance of the principal amount (i.e., 60%) was due at the end of 36 months. The notes were prepayable at any time without penalty and bore interest at the rate of 6% per annum, which was payable annually in arrears.

        The maker of each note had the option to satisfy amounts outstanding under his note by relinquishing to NTN for cancellation either (i) shares of NTN's Common Stock (valued for this purpose at the closing market price on the date of transfer), or (ii) warrants to purchase NTN's Common Stock (valued for this purpose at the fair market value on the date of transfer as determined in good faith by the Board of Directors of NTN). To the extent the maker of a note surrendered to NTN shares of Common Stock in satisfaction of all or part of his note or interest thereon, the executive was to be granted a 10-year nontransferable option (an incentive stock option to the extent permissible) to purchase the same number of shares of Common Stock as was being surrendered, which would be immediately exercisable at an exercise price equal to the value ascribed to the Common Stock which was surrendered to NTN in satisfaction of the note, subject to stockholder approval if required by law or stock exchange rules.

        Under the terms of the notes, if any officer was terminated by NTN for any reason other than for "cause" at any time within the three-year term of his note (or in the case of Donald C. Klosterman, if the stockholders failed to reelect him to the Board of Directors), the balance of the note and any interest accrued thereon was to have been be canceled. "Cause" for this purpose was defined as personal dishonesty or willful misconduct which materially and adversely affected NTN.

        In March 1997, Patrick J. Downs, Daniel C. Downs, Ronald E. Hogan, and Gerald P. McLaughlin resigned or were terminated as executive officers of NTN. Pursuant to Resignation Agreements entered into between NTN and each resigning officer, in accordance with the terms of the notes with the former executives NTN canceled the obligations of Patrick J. Downs, Daniel C. Downs, Ronald E. Hogan and Gerald P. McLaughlin under their notes, which totaled $930,879, $629,141, $445,384 and $492,690, respectively. See "Executive Compensation - Termination of Employment and Change in Control Arrangements."

        In January and March 1996, NTN loaned additional amounts to certain directors and executive offices. The loans were made to Donald C. Klosterman, Alan P. Magerman, Patrick J. Downs, and Ronald E. Hogan in the amounts of $129,500, $35,000 $106,000 and $90,500, respectively. The loans were evidenced by promissory notes, which were secured by a pledge of shares of Common Stock owned by the maker of the note, and bore interest at the rate of 10% per annum. The principal amount and all accrued interest of the notes were paid on December 31, 1996.

        In August 1997, Patrick J. Downs, Daniel C. Downs, and Alan P. Magerman resigned as directors of NTN. No compensation was paid to the former directors in connection with their resignations.

        Advance to Mr. Sokol

        In August 1996, in connection with his agreeing to join NTN, NTN advanced Mr. Sokol $150,000 for use in purchasing a residence in California. The advance was to be forgiven upon the occurrence of a change in control of NTN. Such a change of control occurred in March 1997 as a consequence of the reorganization of NTN's management, and the advance was forgiven at that time.

CONSULTING ARRANGEMENTS

        In December 1996, NTN retained Frazier/King Media Holding Co. ("Frazier/King"), a media consulting firm of which Edward C. Frazier is a principal, to provide consulting services to NTN relating to the development of a local advertising sales program. Under the terms of the one-year engagement, NTN agree to pay Frazier/King $10,000 upon being engaged and an additional $10,000 per month during the term of the engagement, plus reimbursement of expenses incurred by Frazier/King.

        In early 1997, NTN entered into additional Consulting Agreements with Frazier/King and Mr. Frazier, under which they agreed to review and consult with NTN regarding its strategic business plan, current operations, and financing needs. Under the Consulting Agreements, Mr. Frazier was granted a five-year option to purchase 250,000 shares of Common Stock at an exercise price of $4.50 per share, which will vest and become exercisable in 24 monthly installments of approximately 10,416 shares each so long as Mr. Frazier remains engaged as a consultant. In May 1997, the option granted to Mr. Frazier was amended to reduce the exercise price to $2.81 and to provide that the option would become immediately exercisable in full in the event of a "Change of Control Event" (as defined). Frazier/King also was granted a warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $2.81, and NTN agreed to reimburse Frazier/King for expenses (other than normal operating expenses) incurred by it in performing its consulting services. Frazier/King's warrant was immediately vested and exercisable as to 200,000 shares of Common Stock covered thereby and will become vested and exercisable as to the balance of 800,000 covered shares in quarterly installments of

100,000 shares each as of the 15th day of each July, October, January and April commencing July 15, 1997 and ending April 15, 1999, provided that the Board of Directors of NTN has determined that Frazier/King is performing satisfactorily under its Consulting Agreement.

        The Consulting Agreement with Frazier/King may be terminated by NTN any time upon ten days notice to Frazier/King in the event the Board of Directors determines in good faith that Frazier/King has failed materially to perform, or has breached its duties, under the Consulting Agreement.

INDEMNITY AGREEMENTS

        In connection with their appointment to the Board of Directors in August 1996, NTN entered into indemnity agreements with each of Edward C. Frazier and Robert M. Bennett. NTN entered into similar indemnity agreements with Gerald Sokol, Jr. and Geoffrey D. Labat in connection with their joining NTN and entered into a similar indemnity agreement with Esther L. Rodriguez in connection with her appointment to the Board. The indemnity agreements provide in each case that NTN will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as directors of NTN. NTN believes that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are fair and in its best interests to retain experienced outside directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the federal securities laws, NTN's directors and officers and any persons holding more than 10% of NTN's Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established, and NTN is required to report in this Proxy Statement any failure to file by these dates. During 1996, all of these filing requirements were satisfied by its directors, officers and 10% stockholders, except as follows:

        Patrick J. Downs, a director of NTN and its former Chairman of the Board and Chief Executive Officer, failed to report under Section 16 a gift by him of 5,156 shares of NTN's Common Stock in July 1996. Jon Van Caneghem, the former President of NTN's New World Computing, Inc. subsidiary, failed to report a private sale by him to NTN in January 1996 of 25,000 shares of Common Stock and a subsequent public sale in June 1996 of 34,000 shares of Common Stock. Donald
C. Klosterman, a director of NTN, failed to report a change in beneficial ownership of 70,000 shares of Common Stock when his former wife was assigned these shares in April 1996 as part of a marital dissolution. In each case, the officer or director involved failed to notify appropriate persons at NTN responsible for assisting officers and directors in meeting their Section 16 reporting obligations.

        In making these statements, NTN has relied upon a review of Forms 3 and 4 and amendments thereto furnished to NTN pursuant to Rule 16a-3 under the Exchange Act during fiscal year 1996 and the written representations of its incumbent directors and officers.


                            INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed KPMG Peat Marwick LLP independent accountants of NTN for the fiscal year ending December 31, 1997.

        KPMG Peat Marwick LLP is a nationally recognized firm of independent accountants and has audited NTN's financial statements for the fiscal years ended December 31, 1989 through December 31, 1996. A KPMG Peat Marwick LLP representative will be present at the Annual Meeting and will be available to make a statement, if he or she desires to do so, and to respond to appropriate questions.


                                 OTHER MATTERS

        Accompanying this Proxy Statement is a letter to stockholders from NTN's President and a copy of NTN's Annual Report on Form 10-K for the fiscal year ended December 31, 1996. These accompanying materials constitute NTN's Annual Report to Stockholders.

        Management of NTN does not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.


                               PROXY SOLICITATION

        The cost of soliciting the proxies will be borne by NTN. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees, and other like parties to beneficial owners of shares of Common Stock. NTN will, upon request, reimburse such parties for their charges and expenses in connection therewith.

Officers of NTN may seek to contact beneficial holders of Common Stock to discuss the proposals to be voted on at the Annual Meeting and to submit proxies. Any officer who does so will not be compensated for such activities.


                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

        Stockholder proposals intended to be presented at the 1998 annual meeting of stockholders of NTN must be received by March 31, 1998. Such proposals should be addressed to the Secretary of NTN.

                                 By Order of the Board of Directors



                                 Laura J. Kass
                                 Secretary

Carlsbad, California
September 2, 1997

                           NTN COMMUNICATIONS, INC.
                               5966 La Place Ct.
                                   Suite 100
                          Carlsbad, California 92008

       -----------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
       -----------------------------------------------------------------

  The undersigned hereby appoints Gerald Sokol, Jr. and Laura Kass, and each or either of them, as proxy holders with power to appoint his substitute, and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side, all shares of Common Stock of NTN Communications, Inc. (the "Company") held of record by the undersigned on September 12, 1997, at the annual meeting of stockholders to be held on November 3, 1997 or any adjournment thereof.

               (Continued and to be signed on the reverse side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                           NTN COMMUNICATIONS, INC.

                               November 3, 1997

A [X] Please mark your
      vote as in this
      example.

   Election    FOR all nominees  WITHHOLD AUTHORITY  Nominees: Gerald Sokol, Jr.
1. of          named at right    to vote for all               Edward C. Frazier
   Directors:  right (except as  nominees named                Robert M. Bennett
               marked to the     at right [_]
               contrary below)
                    [_]

      Important: To withhold authority
                 to vote for any individual
                 nominee, draw a line through such nominee's name


SIGNATURE(S)_______________ DATE______    SIGNATURE(S)_______________ DATE______
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.